CIVISTA BANCSHARES, INC.

Corporate Snapshot
〉September 2025

NASDAQ: CIVB

As of 6/30/2025:

〉Market cap: $360.3 million 〉Trailing P/E: 10.3x

〉Forward annual dividend: $0.68 per common share

〉〉Forward annual dividend yield: 2.89%

About Us:

- Civista Bancshares, 11th largest bank holding company headquartered in Ohio, and the parent of Civista Bank
- $4.2 billion in assets, 42 locations across Ohio, Southeastern Indiana and Northern Kentucky
- Founded in 1884, headquartered in Sandusky, Ohio
- Approx. 550 employees

Civista Bank offers a full range of banking services and other financial products & services:

- Commercial & business lending, including C&I and real estate lending
- Commercial equipment leasing, through its Civista Leasing and Finance Division
- Residential mortgages, auto, home equity loans and lines of credit, and other lending solutions
- Deposit, transactional solutions & cash management
- Debit, credit and digital payment solutions
- Wealth management, private banking

Recent Headlines:

- ❑ July 2025 - Civista Bancshares, Inc. Announces Agreement to Acquire The Farmers Savings Bank
  - ✓ Anticipated close Q4 2025
  - ✓ System conversion anticipated Q1 2026
- ❑ July 2025 - Civista Bancshares, Inc. Launches Public Offering of Common Shares
  - ✓ Aggregate $80.5 million, approx. 3.8 million common shares at a price of $21.25
    - Approx. 3.3 million common shares at a price of $21.25 for an aggregate offering amount of $70 million
    - Additional overallotment of approx. 0.5 million shares at a price of $21.25 aggregate amount of $10.5 million
- ❑ August 2025 - Civista Bancshares Promotes Robert L. Katitus to Senior Vice President and Chief Lending Officer
- ❑ July 2025 - Civista Bancshares, Inc. Announces Second-Quarter 2025 Financial Results of $0.71 per Common Share, up 58% or $0.26 per Common Share from Second-Quarter 2024

Items of note:

- July 2025 capital raise reduced overnight borrowings, generating an immediate interest expense savings of approx $800K per qtr prior to full deployment
- Recasting Q2 2025 EPS using estimated Q3 share count (18.9M shares) adjusts EPS from reported $0.71 to approx $0.58
- Loan and deposit growth anticipated at 3–5% through year-end 2025, accelerating to 5–8% in following 8-12 quarters as capital and FSB funding is strategically deployed

Q2 2025 Financial Highlights

Metrics	2Q25	1Q25	2Q24	QoQ Δ	YoY Δ
Return on avg assets	1.06%	1.00%	0.72%	0.06%	0.34%
Return on equity	11.02%	10.39%	7.77%	0.63%	3.25%
Net interest margin (TE)	3.64%	3.51%	3.09%	0.13%	0.55%
Efficiency ratio	64.5%	64.9%	72.6%	(0.4%)	(8.1%)

Income Statement	2Q25	1Q25	2Q24	QoQ % Δ	YoY % Δ
Net interest income	34,814	32,773	27,751	6.2%	25.5%
Net income	11,015	10,168	7,064	8.3%	55.9%
Diluted EPS	0.71	0.66	0.45	7.6%	57.8%

Balance sheet ($MM)	2Q25	1Q25	2Q24	QoQ % Δ	YoY % Δ
Avg total loans	3,136	3,099	2,964	1.2%	5.8%
Avg total deposits	3,191	3,209	2,969	(0.6%)	7.4%

Forward-Looking Statements. This presentation may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements express management’s current expectations, estimates or projections of future events, results or long-term goals, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this material speak only as of the date they are made, and we undertake no obligation to update any statement except to the extent required by law. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause actual results or performance to differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results or performance to differ from those discussed in the forward-looking statements include the risks identified from time to time in our public filings with the SEC, including those risks identified in “Item 1A. Risk Factors” of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented by any additional risks identified in the Company’s subsequent Form 10-Qs. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Use of Non-GAAP Financial Measures. This presentation contains certain financial information determined by methods other than in accordance with accounting principals generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Tangible Book Value per Share” , “Tangible Common Equity to Tangible Assets” and “Efficiency Ratio”. The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP Measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation. Sources of Information: Company Management Additional information can be found at: civb.com civista.bank Dennis G. Shaffer President, CEO, Chairman of the Board dgshaffer@civista.bank Charles A. Parcher Executive Vice President, President-Civista Bank, Member of the Board caparcher@civista.bank Corporate Headquarters 100 East Water Street Sandusky, Ohio 44870 888.645.4121 Richard J. Dutton Senior Vice President, Chief Operating Officer rjdutton@civista.bank Ian Whinnem Senior Vice President, Chief Financial Officer iwhinnem@civista.bank